UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD NEW YORK QUALITY FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote is Important,
Please Consider Voting Today
Why am I receiving this letter?
You are receiving this reminder notice because you held shares in BlackRock MuniYield New York Quality Fund, Inc. (“MYN”) on the record date and MYN has not received your vote.
How can I stop receiving these letters?
Vote your shares today and you will not receive additional reminder notices from the fund regarding MYN’s 2023 Annual Meeting of Shareholders.
How does the Board recommend that I vote?
The Board unanimously recommends a vote “FOR” the Board’s Nominees.
How do I vote?
Voting is simple and will only take a minute of your valuable time using one of the following options:
using the website or QR code provided on the voting instruction form by calling the toll-free number on the voting instruction form by completing and returning your voting instruction form in the postage paid envelope provided
If you have any questions on how to vote or about the proposal to be voted on, please contact Georgeson LLC (“Georgeson”) at 1-866-328-5445.
The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-33336 or by calling Georgeson, MYN’s proxy solicitor, toll free at 1-866-328-5445.
MYN_RMD